EXHIBIT 1

JOINT FILING AGREEMENT

February 12, 2021

Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees that ISRAEL HEALTHCARE VENTURES 2 L.P. (“IHCV 2”) may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13G or Schedule 13D and any amendments thereto in respect of shares of InMode Ltd. purchased, owned or sold from time to time by the undersigned.

IHCV 2 is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13G or Schedule 13D or any amendments thereto.

ISRAEL HEALTHCARE VENTURES 2 L.P.
By:	IHCV2 GENERAL PARTNER LIMITED

By:	/s/ P.M. Whitford
Name:	P.M. Whitford
Title:	Director

IHCV2 GENERAL PARTNER LIMITED

By:	/s/ P.M.Whitford
Name:	P.M. Whitford
Title:	Director

FORT LIMITED

By:	/s/ P.M. Whitford
Name:	P.M. Whitford
Title:	Director

ELTON LIMITED

By:	/s/ J.C. Ensink
Name:	J.C. Ensink
Title:	Director

FORT MANAGEMENT SERVICES LIMITED

By:	/s/ J.C. Ensink
Name:	J.C. Ensink
Title:	Director

JOS ENSINK

By:	/s/ Jos Ensink